SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 17, 2006

Date of Report (Date of Earliest Event Reported)
EQUITY INNS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee	01-12073	62-1550848

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
7700 Wolf River Boulevard
Germantown, Tennessee 38138

(Address of Principal Executive Offices) (Zip Code)
(901) 754-7774

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
          ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
          ☐   Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
          ☐   Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
          ☐   Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statement and Exhibits
SIGNATURE
INDEX TO FINANCIAL STATEMENTS
EXHIBIT INDEX
EX-23.1 CONSENT OF INDEPENDENT ACCOUNTANTS

Item 2.01 Completion of Acquisition or Disposition of Assets.
This Form 8-K/A of Equity Inns, Inc. relates to certain pending and completed hotel acquisitions as referenced by the 8-K previously filed on January 20, 2006. Throughout this Form 8-K/A, the words “Company,” “Equity Inns,” “we,” “our” and “us’ refer to Equity Inns, Inc., a Tennessee corporation, and its consolidated subsidiaries, unless otherwise indicated or the context requires otherwise.
Completed 2005 Acquisitions
For the year ended December 31, 2005, we completed the purchase of 16 hotels from various sellers as detailed below. The total purchase price for the 16 hotels was approximately $150.9 million and was funded through $28.6 million in net cash proceeds from a March 2005 issuance of our common stock, the assumption of approximately $43.9 million in secured long-term debt with the remaining $78.4 million being funded through borrowings under our $125.0 million Line of Credit and the issuance of 301,305 partnership units. The Company also expended $3.7 million in property improvement costs related to these acquisitions during 2005. Substantially all of the sellers continue to manage the hotels for the Company under three-year management agreements with incentive based fees. These 16 hotels average seven years in age and are as follows:

Hotel	Location	Rooms	Date Acquired	Seller/Affiliate
Hilton Garden Inn	Ft. Myers, Florida	126	March 1, 2005	University Commons Hotel, L.P.
Residence Inn	Jacksonville, Florida	78	March 9, 2005	MMI Hotel Group
Courtyard	Bowling Green, Kentucky	93	April 29, 2005	Gateway Lodging Company, Inc.
Courtyard	Jacksonville, Florida	81	May 2, 2005	MMI Hotel Group
Hampton Inn	Orlando, Florida	170	June 1, 2005	MH Partners, LLC (Maximum)
Residence Inn	Sarasota, Florida	78	June 13, 2005	McKibbon Hotel Group, Inc. (McKibbon)
Courtyard	Sarasota, Florida	81	June 16, 2005	McKibbon Hotel Group, Inc. (McKibbon)
Residence Inn	Ft. Myers, Florida	78	June 16, 2005	McKibbon Hotel Group, Inc. (McKibbon)
Hampton Inn & Suites	Franklin, Tennessee	127	July 1, 2005	MH Partners, LLC (Maximum)
Hampton Inn	Urbana, Illinois	130	September 2, 2005	Hospitality Specialists, Inc.
Hampton Inn	East Lansing, Michigan	86	September 2, 2005	Hospitality Specialists, Inc.
Hampton Inn	Grand Rapids, Michigan	84	September 2, 2005	Hospitality Specialists, Inc.
SpringHill Suites	Grand Rapids, Michigan	76	September 2, 2005	Hospitality Specialists, Inc.
Hampton Inn	Peabody, Massachusetts	121	September 30, 2005	Paramount Hotel Group
Homewood Suites	Peabody, Massachusetts	85	September 30, 2005	Paramount Hotel Group
Courtyard	Carlsbad, California	145	October 31, 2005	Huntington/Andrus S.D. Hotel Development, LLC

Total		1,639

Probable 2006 Acquisitions
In December 2005, we announced our intent to purchase five hotels in Florida, Alabama and Georgia from partnerships controlled by McKibbon Hotel Group, Inc. (“McKibbon”). On January 17, 2006, we completed two of the five hotel acquisitions (Residence Inn in Sarasota, Florida and a TownePlace Suites in Savannah, Georgia). We believe that it is probable that the remaining three hotel acquisitions will be completed by the end of the first quarter 2006. The total expected purchase price for these five hotels is approximately $45.5 million. We intend to fund these acquisitions through the assumption of an aggregate of approximately $15.7 million of secured long-term debt and borrowings under our Line of Credit. McKibbon will continue to manage the hotels for the Company under three-year management agreements with incentive based fees. These five hotels average seven years in age and are as follows:

Hotel	Location	Rooms
Residence Inn	Tampa, Florida	78
Residence Inn	Mobile, Alabama	66
Courtyard	Orlando, Florida	112
TownPlace Suites	Savannah, Georgia	95
SpringHill Suites	Sarasota, Florida	84

Total		435

McKibbon has to date sold to us 18 of our 125 hotels, and its affiliate, McKibbon Hotel Management Inc. manages 20 of our hotels.

Item 9.01 Financial Statement and Exhibits
(a) Financial Statements of Businesses Acquired and To Be Acquired
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company hereby amends Item 9.01 of its Current Report on Form 8-K dated January 17, 2006 and filed January 20, 2006 for the purpose of filing financial statements and pro forma financial information for the Company’s completed and probable hotel acquisitions in accordance with Article 11 of Regulation S-X.
Included below are audited financial statements that represent a majority of all acquisitions by the Company from January 1, 2005 through December 31, 2005, including the proposed acquisitions of the five McKibbon hotels.
McKibbon 3 Hotels (Completed acquisition)
     Audits on the McKibbon 3 Hotels which the Company acquired in June 2005.

Page
Number
Report of Independent Auditors	5
Combined Balance Sheets as of December 31, 2004 and 2003 (audited)	6
Combined Statements of Income for the period from January 1, 2005 through the dates of disposition (unaudited) and for the Nine Months ended September 30, 2004 (unaudited) and the Years Ended December 31, 2004 and 2003 (audited)	7
Combined Statements of Partners’ Deficit for the period from January 1, 2005 through the dates of disposition (unaudited) and the Years Ended December 31, 2004 and 2003 (audited)	8
Combined Statements of Cash Flows for the period from January 1, 2005 through the dates of disposition (unaudited) and the Nine Months Ended September 30, 2004 (unaudited) and the Years Ended December 31, 2004 and 2003 (audited)	9
Notes to Combined Financial Statements	10

Maximum Hotels (Completed acquisition)
     Audits on the Maximum 2 Hotels which the Company acquired between June 1, 2005 and July 1, 2005.

McKibbon 5 Hotels (Probable Acquisitions)
     Audits on the McKibbon 5 Hotels, of which the Company has completed two of the hotel acquisitions and intends to acquire the remaining three hotels by the end of the first quarter 2006.

Page
Number
Report of Independent Auditors	23
Combined Balance Sheets as of September 30, 2005 (unaudited) and December 31, 2004 and 2003 (audited)	24
Combined Statements of Income for the Nine Months Ended September 30, 2005 and 2004 (unaudited) and the Years Ended December 31, 2004 and 2003 (audited)	25
Combined Statements of Partners’ Deficit for the Nine Months Ended September 30, 2005 (unaudited) and the Years Ended December 31, 2004 and 2003 (audited)	26
Combined Statements of Cash Flows for the Nine Months Ended September 30, 2005 and 2004 (unaudited) and the Years Ended December 31, 2004 and 2003 (audited)	27
Notes to Combined Financial Statements	28
(b)	Unaudited Pro Forma Financial Statements
(d)	Exhibits
Exhibit 23.1 Consent of Independent Accountants

Report of Independent Auditors
To the Board of Directors and shareholders of
Equity Inns, Inc.
In our opinion, the accompanying combined balance sheets and the related combined statements of income and partners’ deficit and of cash flows present fairly, in all material respects, the combined financial position of the McKibbon 3 Hotels at December 31, 2004 and 2003, and the combined results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of McKibbon 3 Hotels’ management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
Each of the McKibbon 3 Hotels hotels was the subject of a business combination with Equity Inns, Inc. during 2005 (See Notes 1 and 7).
/s/ PricewaterhouseCoopers LLP
Memphis, Tennessee
January 30, 2006

McKibbon 3 Hotels
Combined Balance Sheets December 31,
2004 and 2003

(in thousands of dollars)	2004	2003
Assets
Current assets Cash and cash equivalents	$1,107	$347
Trade accounts receivable, net	243	139
Prepaid expenses and other current assets	109	88

Total current assets	1,459	574
Property and equipment, net	9,444	9,503
Deferred costs, net	131	161
Escrowed deposits	492	684
Deposits and other assets	120	120

	$11,646	$11,042

Liabilities and Partners’ Deficit
Current liabilities Trade accounts payable	$331	$226
Accrued expenses	105	104
Current portion of long-term obligations	308	282

Total current liabilities	744	612
Long-term obligations, less current portion	12,379	12,687
Partners’ deficit Partners’ deficit	(1,477)	(2,257)

	$11,646	$11,042

The accompanying notes are an integral part of these combined financial statements.

McKibbon 3 Hotels
Combined Statements of Income
December 31, 2004 and 2003

	2005 Period	Nine Months
	through	Ended
	Disposition	September 30,
(in thousands of dollars)	(See Note 1)	2004	2004	2003
	(Unaudited)	(Unaudited)
Revenue
Rooms	$4,340	$5,298	$7,132	$5,466
Other	135	189	241	215

Total revenue	4,475	5,487	7,373	5,681

Operating Expenses
Direct
Rooms	695	1,065	1,400	1,289
Other	91	114	158	160
Other:
Administrative and general	440	574	785	668
Advertising and promotion	455	528	733	547
Utilities	165	259	338	300
Repairs and maintenance	188	280	431	360
Property taxes, insurance and lease expense	171	305	363	400
Related party management fees	342	388	524	363
Depreciation and amortization	283	415	568	521

Total operating expenses	2,830	3,928	5,300	4,608

Income from operations	1,645	1,559	2,073	1,073
Interest expense, net	(431)	(749)	(985)	(1,009)
Gain on sale of hotels	18,853	—	—	—
Related party fee	(334)	—	—	—

Net income	$19,733	$810	$1,088	$64

The accompanying notes are an integral part of these combined financial statements.

McKibbon 3 Hotels
Combined Statements of Partners’ Deficit
December 31, 2004 and 2003

Partners’
(in thousands of dollars)	Equity
Balance at December 31, 2002	$(2,318)
Contributions	220
Distributions	(223)
Net income	64

Balance at December 31, 2003	(2,257)
Contributions	100
Distributions	(408)
Net income	1,088

Balance at December 31, 2004	(1,477)
Distributions (Unaudited)	(18,256)
Net income (Unaudited)	19,733

Balance at disposition (unaudited)	$—

The accompanying notes are an integral part of these combined financial statements.

McKibbon 3 Hotels
Combined Statements of Cash Flows
December 31, 2004 and 2003

	2005 Period	Nine Months
	through	Ended
	Disposition	September 30,
(in thousands of dollars)	(See Note 1)	2004	2004	2003
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$19,733	$810	$1,088	$64
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	283	415	568	521
Gain on sale of hotels	(18,853)	—	—	—
Changes in operating assets and liabilities:
Accounts receivable	66	(36)	(104)	44
Prepaid expenses and other current assets	(49)	75	(21)	(83)
Other assets	—	(206)	—	—
Accounts payable and accrued expenses	(168)	332	106	(204)

Net cash provided by operating activities	1,012	1,390	1,637	342

Cash flows from investing activities
Proceeds from sale (Note 1 and 7)	12,849	—	—	—
Transfer of cash at sale	(177)	—	—	—
Capital improvements	(52)	(457)	(479)	(173)
Deposits for capital expenditures	(125)	98	192	64

Net cash provided (used) by investing activities	12,495	(359)	(287)	(109)

Cash flows from financing activities
Repayment of long-term obligations	(152)	(208)	(282)	(264)
Capital distributions	(14,462)	—	(408)	(223)
Capital contributions	—	—	100	220

Net cash used by financing activities	(14,614)	(208)	(590)	(267)

Net change in cash and cash equivalents	(1,107)	823	760	(34)
Cash and cash equivalents at beginning of period	1,107	347	347	381

Cash and cash equivalents at end of period	$—	$1,170	$1,107	$347

Supplemental disclosures of cash flow information
Cash payments of interest	$441	$751	$724	$1,016

The accompanying notes are an integral part of these combined financial statements.

McKibbon 3 Hotels
Notes to Combined Financial Statements
December 2004 and 2003
(in thousands of dollars)
1.	Summary of Significant Accounting Policies
Organization and Basis of Presentation

The accompanying combined financial statements include the following hotels:

Limited Partnership	Hotel	Location	Disposition date	Rooms
McKibbon Hotel Group of Sarasota, Florida #2, L.P.	Residence Inn	Sarasota, FL	June 13, 2005	78
McKibbon Hotel Group of Sarasota, Florida, L.P.	Courtyard	Sarasota, FL	June 16, 2005	81
McKibbon Hotel Group of Ft. Myers, Florida, L.P.	Residence Inn	Fort Myers, FL	June 16, 2005	78
The hotels listed above (collectively the “McKibbon 3 Hotels”) have been presented on a combined basis because they were each the subject of a business combination with Equity Inns, Inc., a Tennessee Corporation, on the dates listed in the table above and because they were under common management during the periods presented. The unaudited 2005 Period Through Disposition information presented in the combined statements of income and of cash flows includes the results of operations and the changes in cash flows for the McKibbon 3 Hotels from January 1, 2005 through the date of sale to Equity Inns, Inc. Equity Inns, Inc. purchased the entities for an aggregate cash purchase price of approximately $12,849 along with 301,315 partnership units in Equity Inns Partnership, L.P. valued at approximately $3,793. This amount has been excluded from the 2005 Period through disposition statement of cash flows as a non-cash investing activity.

Each of the hotels above is owned by Limited Partnerships, therefore income or loss was taxed to the partners in their individual income tax returns. These financial statements have been prepared to show the operations and financial position of the McKibbon 3 Hotels, substantially all of whose assets and operations were acquired by Equity Inns, Inc. (see Note 7).

Cash and Cash Equivalents

The McKibbon 3 Hotels consider highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Inventories

Inventories, consisting predominantly of linens and food and beverages, are stated at the lower of cost (generally, first-in, first-out) or market. Inventories of approximately $113 are included in deposits and other assets at December 31, 2004 and 2003.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

McKibbon 3 Hotels
Notes to Combined Financial Statements
December 2004 and 2003
(in thousands of dollars)
The respective owners of the McKibbon 3 Hotels review the carrying value of each hotel to determine if circumstances exist indicating impairment in the carrying value of the hotel or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the respective owners of the McKibbon 3 Hotels will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel based on discounted future cash flows. The respective owners of the McKibbon 3 Hotels do not believe that there are any facts or circumstances indicating impairment of any of its hotel properties.

Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of property and equipment, the asset and related depreciation are removed from the accounts and the gain or loss is included in operations.

Deferred Costs

Deferred costs primarily consist of deferred loan costs and franchise fees, net of accumulated amortization. Amortization of deferred costs is computed using the straight-line method over the terms of the related loan or franchise term. The straight-line method of amortizing deferred financing costs approximates the effective interest method. Accumulated amortization of the deferred costs is approximately $214 and $184 at December 31, 2004 and 2003, respectively.

Revenue Recognition

The hotels recognize revenue from the rooms and other departments as earned at the close of each business day. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

McKibbon 3 Hotels
Notes to Combined Financial Statements
December 2004 and 2003
(in thousands of dollars)
2.	Property and Equipment

Property and equipment at December 31, 2004 and 2003 consisted of the following (in thousands):

	Useful
	Lives (years)	2004	2003
Land		$1,560	$1,560
Buildings and improvements	39	7,973	7,973
Grounds and landscaping	15	1,407	1,401
Furnishings and equipment	5	3,473	3,342

		14,413	14,276
Less: Accumulated depreciation		(4,969)	(4,773)

		9,444	9,503

3.	Accrued Expenses

Accrued expenses at December 31, 2004 and 2003 consisted of the following (in thousands):

	2004	2003
Salaries and related costs	$34	$65
Sales tax	54	39
Other	17	—

	$105	$104

4.	Long-Term Obligations

Mortgage notes payable consist of three fixed interest rate loans. The mortgage notes bear interest at rates ranging from 7.1% to 7.97% and are due in monthly payments of principal and interest. Each of the mortgage notes requires prepayment penalties if repaid prior to the anticipated repayment date. All debt is collateralized by investments in hotel properties in addition to personal guarantees from the respective owners.

Maturities of long-term obligations (assuming each of the mortgage notes will be repaid on the anticipated repayment date) for each of the four years after December 31, 2004 and are as follows:

2005	$308
2006	332
2007	7,572
2008	4,475

$12,687

The long-term obligations contain certain covenants including reporting requirements and other customary restrictions. As of December 31, 2004, management believes that the McKibbon 3 Hotels were in compliance with all debt covenants.

McKibbon 3 Hotels
Notes to Combined Financial Statements
December 2004 and 2003
(in thousands of dollars)
Escrowed deposits at December 31, 2004 and 2003 consisted of monthly deposits to a separate cash account as required by various lenders for future capital expenditures and other deposits for the McKibbon 3 Hotels. Typically, the deposits for future capital contributions are based on 4% of room revenues.

5.	Commitments and Contingencies

Each of the hotels is operated under franchise agreements with hotel chains, which require monthly payments for franchise fees, reservation services and advertising fees. Such agreements are 20 years and expire at various dates through 2017. A franchisor may require the respective owners to upgrade its facilities at any time to comply with the franchisor’s then current standards. Upon the expiration of the term of a franchise, the owner may apply for a license renewal. In connection with a renewal of a franchise, a franchisor may require payment of a renewal fee, increased franchise, reservation and advertising fees, as well as substantial renovation of the hotel. The McKibbon 3 Hotels are required under its franchise agreements to remit varying percentages of gross room revenue generally ranging from 5% to 7.5% to the various franchisors for franchising, royalties, reservations, sales and advertising services. Additional sales and advertising costs are incurred at the local property level.

6.	Related Party Transactions

Each of the McKibbon Hotels is operated under a management agreement with a hotel management company owned by a partner of the limited partnership that owns the hotel. The management agreements provide for a management fee of 2.5% of the gross room revenues and 10% of gross operating profit of the respective hotels and expire at various dates through 2017. Management fees under these agreements were approximately $524 and $363 for the years ended December 31, 2004 and 2003, respectively. Additionally, the McKibbon Hotels reimburse the management company for technical and marketing services, asset management, software license and support and accounting fees. These services are charged by the management company at standard per room per month rates. The McKibbon Hotels were charged $54 and $58 for accounting fees; $9 and $9 for technical services and $13 and $14 for software license and support in 2004 and 2003, respectively.

7.	Subsequent Events

Substantially all of the assets and liabilities of the partnerships were sold to Equity Inns, Inc. during 2005 (see Note 1). For purposes of these financial statements the remaining equity of the partnerships was considered constructively distributed to the respective partners at the time of the sale. The assets and liabilities at the dates of the sales are aggregated below:

Working capital	$(78)
Property and equipment, net	9,227
Long-term obligations	(12,214)
Other long term assets and liabilities	854

Net liabilities transferred or distributed	$(2,211)

Report of Independent Auditors
To the Board of Directors and shareholders of
Equity Inns, Inc.
In our opinion, the accompanying combined balance sheets and the related combined statements of income and partners’ equity and of cash flows present fairly, in all material respects, the combined financial position of the Maximum 2 Hotels at December 31, 2004 and 2003, and the combined results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Maximum 2 Hotels’ management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
Each of the Maximum 2 Hotels hotels was the subject of a business combination with Equity Inns, Inc. during 2005 (See Notes 1 and 7).
/s/ PricewaterhouseCoopers LLP
Memphis, Tennessee
January 30, 2006

Maximum 2 Hotels
Combined Balance Sheets December 31,
2004 and 2003

(in thousands of dollars)	2004	2003
Assets
Current assets
Cash and cash equivalents	$257	$362
Trade accounts receivable, net	68	53
Prepaid expenses and other current assets	22	17

Total current assets	347	432
Property and equipment, net	14,402	14,585
Deferred costs, net	137	164
Escrowed deposits	233	302

	$15,119	$15,483

Liabilities and Parnters’ Equity
Current liabilities
Trade accounts payable	$363	$405
Accrued expenses	415	353
Current portion of long-term obligations	492	450

Total current liabilities	1,270	1,208
Long-term obligations, less current portion	12,698	13,190
Partners’ equity
Partners’ equity	1,151	1,085

	$15,119	$15,483

The accompanying notes are an integral part of these combined financial statements.

Maximum 2 Hotels
Combined Statements of Income December 31,
2004 and 2003

	2005 Period	Nine Months
	Through	Ended
	Disposition	September 30,
(in thousands of dollars)	(See Note 1)	2004	2004	2003
	(Unaudited)	(Unaudited)
Revenue
Rooms	$3,286	$4,544	$6,009	$4,956
Other	108	174	220	166

Total revenue	3,394	4,718	6,229	5,122

Operating Expenses
Direct
Rooms	775	1,207	1,610	1,275
Other	218	328	428	367
Other:
Administrative and general	252	341	486	387
Advertising and promotion	226	309	404	346
Utilities	141	230	306	269
Repairs and maintenance	137	224	428	216
Property taxes, insurance and lease expense	157	269	355	364
Related party management fees	137	190	250	205
Depreciation and amortization	256	414	556	538
Loss on disposal of property and equipment	—	—	32	—

Total operating expenses	2,299	3,512	4,855	3,967

Income from operations	1,095	1,206	1,374	1,155
Interest expense, net	(406)	(704)	(933)	(1,027)
Gain on sale of hotels	6,617	—	—	—

Net income	$7,306	$502	$441	$128

The accompanying notes are an integral part of these combined financial statements.

Maximum 2 Hotels
Combined Statements of Partners’ Equity
December 31, 2004 and 2003

Partners’
(in thousands of dollars)	Equity
Balance at December 31, 2002	$1,457
Distributions	(500)
Net income	128

Balance at December 31, 2003	1,085
Distributions	(375)
Net income	441

Balance at December 31, 2004	1,151
Distributions (Unaudited)	(8,457)
Net income (Unaudited)	7,306

Balance at disposition (unaudited)	$—

The accompanying notes are an integral part of these combined financial statements.

Maximum 2 Hotels
Combined Statements of Cash Flows December 31,
2004 and 2003

	2005 Period	Nine Months
	through	Ended
	Disposition	September 30,
(in thousands of dollars)	(See Note 1)	2004	2004	2003
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$7,306	$502	$441	$128
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	256	414	556	538
Bad debt expense	1	1	1	6
Gain on sale of hotels	(6,617)	—	—	—
Loss on disposal of property and equipment	—	—	32	—
Changes in operating assets and liabilities:
Accounts receivable	(9)	(19)	(16)	57
Prepaid expense and other current assets	3	(19)	(5)	(1)
Other assets	53	18	(9)	—
Accounts payable and accrued expenses	(294)	(150)	20	53

Net cash provided by operating activities	699	747	1,020	781

Cash flows from investing activities

Proceeds from sale (Notes 1 and 7)	15,700	—	—	—
Transfer of cash at sale	(640)	—	—	—
Capital improvements	(47)	(291)	(378)	(62)
Deposits for capital expenditures	44	99	78	(22)

Net cash provided (used) by investing activities	15,057	(192)	(300)	(84)

Cash flows from financing activities
Repayment of long-term obligations	(7,556)	(333)	(450)	(390)
Capital distributions	(8,457)	(275)	(375)	(500)

Net cash used by financing activities	(16,013)	(608)	(825)	(890)

Net change in cash and cash equivalents	(257)	(53)	(105)	(193)
Cash and cash equivalents at beginning of period	257	362	362	555

Cash and cash equivalents at end of period	$—	$309	$257	$362

Supplemental disclosures of cash flow information

Cash payments of interest	$408	$715	$943	$1,030

The accompanying notes are an integral part of these combined financial statements.

Maximum 2 Hotels
Notes to Combined Financial Statements
December 2004 and 2003
(in thousands of dollars)
1.	Summary of Significant Accounting Policies

Organization and Basis of Presentation

The accompanying combined financial statements include the following hotels:

Limited Partnership	Hotel	Location	Disposition date	Rooms
Orlando Covention Partners, L.P.	Hampton Inn	Orlando, FL	May 31, 2005	170
Franklin Inn & Suites, L.P.	Hampton Inn	Franklin, TN	June 30, 2005	127
The hotels listed above (collectively the “Maximum 2 Hotels”) have been presented on a combined basis because they were each the subject of a business combination with Equity Inns, Inc., a Tennessee Corporation, on the dates listed in the table above and because they were under common management during the periods presented. The unaudited 2005 Period Through Disposition information presented in the combined statements of income and of cash flows includes the results of operations and the changes in cash flows for the Maximum 2 Hotels from January 1, 2005 through the date of sale to Equity Inns, Inc. Equity Inns, Inc. purchased the entities for an aggregate cash purchase price of approximately $15,700.

Each of the hotels above is owned by Limited Partnerships, therefore income or loss was taxed to the partners in their individual income tax returns. These financial statements have been prepared to show the operations and financial position of the Maximum 2 Hotels, substantially all of whose assets and operations were acquired by Equity Inns, Inc. (see Note 7).

Cash and Cash Equivalents

Maximum considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

The respective owners of Maximum 2 Hotels review the carrying value of each hotel to determine if circumstances exist indicating impairment in the carrying value of the hotel or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the respective owners of the Maximum 2 Hotels will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel based on discounted future cash flows. The respective owners of the Maximum 2 Hotels do not believe that there are any facts or circumstances indicating impairment of any of its hotel properties.

Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of property and equipment, the asset and related depreciation are removed from the accounts and the gain or loss is included in operations.

Maximum 2 Hotels
Notes to Combined Financial Statements
December 2004 and 2003
(in thousands of dollars)
Deferred Costs

Deferred costs primarily consist of deferred loan costs and franchise fees, net of accumulated amortization. Amortization of deferred costs is computed using the straight-line method over the terms of the related loan or franchise term. The straight-line method of amortizing deferred financing costs approximates the effective interest method. Accumulated amortization of the deferred costs is approximately $247 and $220 at December 31, 2004 and 2003, respectively.

Revenue Recognition

The hotels recognize revenue from the rooms and other departments as earned at the close of each business day. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.	Property and Equipment

Property and equipment at December 31, 2004 and 2003 consisted of the following:

	Useful
	Lives (years)	2004	2003
Land		$3,326	$3,326
Buildings and improvements	39	12,756	12,685
Grounds and landscaping	15	85	79
Furnishings and equipment	5	2,260	2,073

		18,427	18,163
Less: Accumulated depreciation		(4,025)	(3,578)

		$14,402	$14,585

3.	Accrued Expenses

Accrued expenses at December 31, 2004 and 2003 consisted of the following:

	2004	2003
Salaries and related costs	$106	$52
Real estate taxes	243	168
Sales tax	58	47
Management fees	—	75
Other	8	11

	$415	$353

Maximum 2 Hotels
Notes to Combined Financial Statements
December 2004 and 2003
(in thousands of dollars)
4.	Long-Term Obligations

Mortgage notes payable consist of two fixed interest rate loans. The mortgage notes bear interest at rates ranging from 6.6% to 7.07% and are due in monthly payments of principal and interest. Each of the mortgage notes requires prepayment penalties if repaid prior to the anticipated repayment date. All debt is collateralized by investments in hotel properties in addition to personal guarantees from the respective owners.

Maturities of long-term obligations (assuming each of the mortgage notes will be repaid on the anticipated repayment date) for each of the four years after December 31, 2004 are as follows:

2005	$492
2006	526
2007	6,966
2008	5,206

$13,190

The long-term obligations contain certain covenants including reporting requirements and other customary restrictions. As of December 31, 2004, management believes that the Maximum 2 Hotels were in compliance with all debt covenants.

Escrowed deposits at December 31, 2004 and 2003 consisted of monthly deposits to a separate cash account as required by various lenders for future capital expenditures and property tax payments.

5.	Commitments and Contingencies

Each of the hotels is operated under franchise agreements with hotel chains, which require monthly payments for franchise fees, reservation services and advertising fees. Such agreements are 20 years and expire at various dates through 2018. A franchisor may require the respective owners to upgrade its facilities at any time to comply with the franchisor’s then current standards. Upon the expiration of the term of a franchise, the owner may apply for a license renewal. In connection with a renewal of a franchise, a franchisor may require payment of a renewal fee, increased franchise, reservation and advertising fees, as well as substantial renovation of the hotel. The Maximum 2 Hotels are required under its franchise agreements to remit 4% of gross room revenue to the various franchisors for franchising, royalties, reservations, sales and advertising services. Additional sales and advertising costs are incurred at the local property level.

6.	Related Party Transactions

Each of the Maximum 2 Hotels is operated under a management agreement with a hotel management company owned by a partner of the limited partnership that owns the hotel. The management agreements provide for a management fee of 4% of the gross revenues of the respective hotels and expire at various dates through 2007. Management fees under these agreements were approximately $250 and $205 for the years ended December 31, 2004 and 2003, respectively. Additionally, the Maximum 2 Hotels pay the management company a monthly accounting fee equal to $1.

Maximum 2 Hotels
Notes to Combined Financial Statements
December 2004 and 2003
(in thousands of dollars)
7.	Subsequent Events

Substantially all of the assets and liabilities of the partnerships were sold to Equity Inns, Inc. during 2005 (see Note 1). For purposes of these financial statements the remaining equity of the partnerships was considered constructively distributed to the respective partners at the time of the sale. The assets and liabilities at the dates of the sales are aggregated below:

Working capital	$387
Property and equipment, net	14,204
Long-term obligations	(5,634)
Other long term assets and liabilities	126

Net liabilities transferred or distributed	$9,083

Report of Independent Auditors
To the Board of Directors and shareholders of
Equity Inns, Inc.
In our opinion, the accompanying combined balance sheets and the related combined statements of income and partners’ deficit and of cash flows present fairly, in all material respects, the combined financial position of the McKibbon 5 Hotels at December 31, 2004 and 2003, and the combined results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of McKibbon 5 Hotels’ management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As described in Note 7, two hotels of the McKibbon 5 Hotels were sold to Equity Inns, Inc. and the remaining three hotels are the subject of a probable sale to Equity Inns, Inc.
/s/ PricewaterhouseCoopers LLP
Memphis, Tennessee
January 30, 2006

McKibbon 5 Hotels
Combined Balance Sheets
December 31, 2004 and 2003

	September 30,
(in thousands of dollars)	2005	2004	2003
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$2,305	$1,819	$1,111
Trade accounts receivable, net	450	381	272
Prepaid expenses and other current assets	72	158	154

Total current assets	2,827	2,358	1,537

Property and equipment, net	18,265	18,964	19,913
Deferred costs, net	216	266	307
Escrowed deposits	848	777	921
Deposits and other assets	151	151	151

	$22,307	$22,516	$22,829

Liabilities and Partners’ Deficit
Current liabilities
Trade accounts payable	$348	$480	$906
Accrued expenses	461	185	212
Current portion of long-term obligations	566	481	4,689

Total current liabilities	1,375	1,146	5,807
Long-term obligations, less current portion	23,259	23,718	20,092

Partners’ deficit
Partners’ deficit	(2,327)	(2,348)	(3,070)

	$22,307	$22,516	$22,829

The accompanying notes are an integral part of these combined financial statements.

McKibbon 5 Hotels
Combined Statements of Income (Loss)
December 31, 2004 and 2003

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
(in thousands of dollars)	2005	2004	2004	2003
	(Unaudited)	(Unaudited)
Revenue
Rooms	$8,973	$7,776	$10,382	$8,637
Other	291	301	383	369

Total revenue	9,264	8,077	10,765	9,006

Operating Expenses
Direct
Rooms	1,788	1,634	2,188	1,966
Other	185	169	231	225
Other:
Administrative and general	971	908	1,221	1,090
Advertising and promotion	911	898	1,187	978
Utilities	414	370	498	445
Repairs and maintenance	474	515	531	601
Property taxes, insurance and lease expense	389	397	500	529
Related party management fees	652	550	732	580
Depreciation and amortization	864	963	1,288	1,415

Total operating expenses	6,648	6,404	8,376	7,829

Income from operations	2,616	1,673	2,389	1,177
Interest expense, net	(1,270)	(1,182)	(1,590)	(1,622)

Net income (loss)	$1,346	$491	$799	$(445)

The accompanying notes are an integral part of these combined financial statements.

McKibbon 5 Hotels
Combined Statements of Partners’ Deficit
December 31, 2004 and 2003

Partners’
(in thousands of dollars)	Equity
Balance at December 31, 2002	(2,469)
Contributions	290
Distributions	(446)
Net loss	(445)

Balance at December 31, 2003	(3,070)
Contributions	310
Distributions	(387)
Net income	799

Balance at December 31, 2004	(2,348)
Distributions (Unaudited)	(1,325)
Net income (Unaudited)	1,346

Balance at September 30, 2005 (unaudited)	(2,327)

The accompanying notes are an integral part of these combined financial statements.

McKibbon 5 Hotels
Combined Statements of Cash Flows
December 31, 2004 and 2003

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2005	2004
(in thousands of dollars)	(Unaudited)	(Unaudited)	2004	2003
Cash flows from operating activities
Net income (loss)	$1,346	$491	$799	$(445)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	864	963	1,288	1,415
Bad debt expense	(2)	—	2	(7)
Changes in operating assets and liabilities:
Accounts receivable	(67)	(161)	(111)	44
Prepaid expenses and other current assets	86	132	(4)	(143)
Other assets	(150)	(135)	59	(27)
Accounts payable and accrued expenses	144	(237)	(453)	509

Net cash provided by operating activities	2,221	1,053	1,580	1,346

Cash flows from investing activities
Capital improvements	(115)	(79)	(276)	(809)
Deposits for capital expenditures	79	(122)	85	133

Net cash used by investing activities	(36)	(201)	(191)	(676)

Cash flows from financing activities
Repayment of long-term obligations	(374)	(441)	(582)	(607)
Payments of deferred loan costs	—	(22)	(22)	—
Capital distributions	(1,325)	(173)	(387)	(446)
Capital contributions	—	319	310	290

Net cash used by financing activities	(1,699)	(317)	(681)	(763)

Net change in cash and cash equivalents	486	535	708	(93)
Cash and cash equivalents at beginning of period	1,819	1,111	1,111	1,204

Cash and cash equivalents at end of period	$2,305	$1,646	$1,819	$1,111

Supplemental disclosures of cash flow information
Cash payments of interest	$1,303	$1,205	$1,623	$1,643

The accompanying notes are an integral part of these combined financial statements.

McKibbon 5 Hotels
Notes to Combined Financial Statements
December 2004 and 2003
(in thousands of dollars)
1.	Summary of Significant Accounting Policies

Organization and Basis of Presentation

The accompanying combined financial statements include the following hotels:

Limited Partnership	Hotel	Location	Rooms
McKibbon Hotel Group of Sarasota, Florida #3, L.P.	SpringHill Suites	Sarasota, FL	84

McKibbon Hotel Group of Tampa, L.P.	Residence Inn	Tampa, FL	78

McKibbon Hotel Group of Savannah, GA #2, L.P.	TownePlace Suites	Savannah, GA	95

McKibbon Hotel Group of Maitland, Florida, L.P.	Courtyard	Maitland, FL	112

McKibbon Hotel Group of Mobile, Alabama #2, L.P.	Residence Inn	Mobile, AL	66
The hotels listed above (collectively the “McKibbon 5 Hotels”) have been presented on a combined basis because they are each the subject of a proposed business combination with Equity Inns, Inc., a Tennessee Corporation and because they were under common management during the periods presented.

Each of the hotels above are owned by Limited Partnerships, therefore income or loss was taxed to the partners in their individual income tax returns.

These financial statements have been prepared to show the operations and financial position of the McKibbon 5 Hotels, substantially all of whose assets and operations have been sold or are subject to a probable sale to Equity Inns, Inc.

Cash and Cash Equivalents

The McKibbon 5 Hotels consider highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Inventories

Inventories, consisting predominantly of linens and food and beverages, are stated at the lower of cost (generally, first-in, first-out) or market. Inventories of approximately $150 are included in deposits and other assets at December 31, 2004 and 2003.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

The respective owners of the McKibbon 5 Hotels review the carrying value of each hotel to determine if circumstances exist indicating impairment in the carrying value of the hotel or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the respective owners of the McKibbon 5 Hotels will prepare a projection of the

McKibbon 5 Hotels
Notes to Combined Financial Statements
December 2004 and 2003
(in thousands of dollars)
undiscounted future cash flows, without interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel based on discounted future cash flows. The respective owners of the McKibbon 5 Hotels do not believe that there are any facts or circumstances indicating impairment of any of its hotel properties.

Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of property and equipment, the asset and related depreciation are removed from the accounts and the gain or loss is included in operations.

Deferred Costs

Deferred costs primarily consist of deferred loan costs and franchise fees, net of accumulated amortization. Amortization of deferred costs is computed using the straight-line method over the terms of the related loan or franchise term. The straight-line method of amortizing deferred financing costs approximates the effective interest method. Accumulated amortization of the deferred costs is approximately $388 and $324 at December 31, 2004 and 2003, respectively.

Revenue Recognition

The hotels recognize revenue from the rooms and other departments as earned at the close of each business day. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.	Property and Equipment

Property and equipment at December 31, 2004 and 2003 consisted of the following (in thousands):

	Useful
	Lives (years)	2004	2003
Land		$2,714	$2,714
Buildings and improvements	39	16,310	16,172
Grounds and landscaping	15	2,449	2,439
Furnishings and equipment	5	5,909	5,782

		27,382	27,107

Less: Accumulated depreciation		(8,418)	(7,194)

		18,964	19,913

McKibbon 5 Hotels
Notes to Combined Financial Statements
December 2004 and 2003
(in thousands of dollars)
3.	Accrued Expenses

Accrued expenses at December 31, 2004 and 2003 consisted of the following (in thousands):

	2004	2003
Salaries and related costs	$63	$109
Sales and use tax	111	92
Other	11	11

	$185	$212

4.	Long-Term Obligations

Mortgage notes payable consist of three fixed interest rate loans and two floating interest rate loans. The two floating interest rate loans bear interest at the Prime Rate, as defined in the agreements. The mortgage notes bear interest at rates ranging from 5.25% to 8.25% at December 31, 2004 and are due in monthly payments of principal and interest. Each of the mortgage notes requires prepayment penalties if paid off prior to the anticipated repayment date. All debt is collateralized by investments in hotel properties in addition to personal guarantees from the respective owners.

Maturities of long-term obligations (assuming each of the mortgage notes will be repaid on the anticipated repayment date) for each of the five years after December 31, 2004 and thereafter are as follows (in thousands):

2005	$481
2006	4,584
2007	8,007
2008	5,127
2009	149
Thereafter	5,851

$24,199

The long-term obligations contain certain covenants including reporting requirements and other customary restrictions. As of December 31, 2004, management believes that the McKibbon 5 Hotels were in compliance with all debt covenants.

Escrowed deposits at December 31, 2004 and 2003 consisted of monthly deposits to a separate cash account as required by various lenders for future capital expenditures and other deposits for the McKibbon 5 Hotels. Typically, the deposits for future capital contributions are based on 4% of room revenues.

5.	Commitments and Contingencies

Each of the hotels is operated under franchise agreements with hotel chains, which require monthly payments for franchise fees, reservation services and advertising fees. Such agreements are 20 years and expire at various dates through 2019. A franchisor may require the respective owners to upgrade

McKibbon 5 Hotels
Notes to Combined Financial Statements
December 2004 and 2003
(in thousands of dollars)
its facilities at any time to comply with the franchisor’s then current standards. Upon the expiration of the term of a franchise, the owner may apply for a license renewal. In connection with a renewal of a franchise, a franchisor may require payment of a renewal fee, increased franchise, reservation and advertising fees, as well as substantial renovation of the hotel. The McKibbon 5 Hotels are required under its franchise agreements to remit varying percentages of gross room revenue generally ranging from 4% to 9% to the various franchisors for franchising, royalties, reservations, sales and advertising services. Additional sales and advertising costs are incurred at the local property level.

6.	Related Party Transactions

Each of the McKibbon 5 Hotels is operated under a management agreement with a hotel management company owned by a partner of the limited partnership that owns the hotel. The management agreements provide for a management fee of 2.5% of the gross room revenues and 10% of gross operating profit of the respective hotels and expire at various dates through 2019. Management fees under these agreements were approximately $732 and $580 for the years ended December 31, 2004 and 2003, respectively. Additionally, the McKibbon 5 Hotels reimburse the management company for technical and marketing services, asset management, software license and support and accounting fees. These services are charged by the management company at standard per room per month rates. The McKibbon 5 Hotels were charged $92 and $99 for accounting fees; $15 and $15 for technical services and $16 and $18 for software license and support in 2004 and 2003, respectively.

7.	Subsequent Events

In December of 2005, each of the partnerships entered contracts to sell the McKibbon 5 Hotels to Equity Inns, Inc. for a total purchase price of approximately $45.5 million which includes the assumption of debt of approximately $15.7 million. On January 17, 2006, Equity Inns, Inc. completed the acquisition of two of the hotels, TownePlace Suites located in Savannah, GA and SpringHill Suites located in Sarasota, FL, for a combined $18.2 million. The contracts are subject to customary financial and legal due diligence, and Equity Inns intends to complete these transactions in February 2006.

EQUITY INNS, INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2005 and the Year Ended December 31, 2004
The following unaudited Pro Forma Consolidated Statements of Operations of the Company are presented as if the acquisitions, as described in Item 2.01, had been completed on January 1, 2004. Such pro forma information is based in part upon the Consolidated Statements of Operations of the Company and the seller/affiliates noted in Item 2.01 for the nine months ended September 30, 2005 and the year ended December 31, 2004, and should be read in conjunction with the financial statements and notes thereto contained herein or in the Company’s Form 10-K for the year ended December 31, 2004 and Form 10-Q for the quarterly period ended September 30, 2005. In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made.
The following unaudited Pro Forma Consolidated Statements of Operations for the periods presented are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of January 1, 2004, nor does it purport to represent the results of operations for future periods.

Equity Inns, Inc.
Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2005
(In Thousands, Except Per Share Data)
(Unaudited)

		Pro Forma	Pro Forma	Pro Forma	Pro Forma
	Historical	McKibbon 3	Maximum 2	McKibbon 5	Other	Pro Forma		Pro Forma
	Equity Inns, Inc.	Hotels (1)	Hotels (2)	Hotels (3)	Hotels (4)	Adjustments		Equity Inns, Inc.
Revenue:
Room revenue	$239,975	$4,340	$3,286	$8,973	$16,479	$—		$273,053
Other hotel revenue	10,316	135	108	291	854	—		11,704
Other revenue	595	—	—	—	—	—		595

Total revenues	250,886	4,475	3,394	9,264	17,333	—		285,352

Operating expenses:
Direct hotel expenses	138,152	2,122	1,668	4,929	10,238	—		157,109
Other hotel expenses	7,856	91	218	185	5	—		8,355
Depreciation	35,232	617	445	1,508	2,406	—		40,208
Property taxes, rental expense and insurance	16,072	171	157	389	931	—		17,720
General and administrative expenses:
Non-cash stock-based compensation	1,053	—	—	—	—	—		1,053
Other general and administrative expenses	5,866							5,866
Loss on impairment of hotels	2,150	—	—	—	—	—		2,150

Total operating expenses	206,381	3,001	2,488	7,011	13,580	—		232,461

Operating income	44,505	1,474	906	2,253	3,753	—		52,891
Interest expense, net	26,041	961	674	2,025	3,349	(412	)(5)	32,638

Income (loss) from continuing operations before minority interests and income taxes	18,464	513	232	228	404	412		20,253
Minority interests income (expense)	(311)	—	—	—	—	(40	)(6)	(351)

Income (loss) from continuing operations	18,153	513	232	228	404	372		19,902
Discontinued operations:
Gain (loss) on sale of hotel properties	625	—	—	—	—	—		625
Loss on impairment of hotels held for sale	(1,350)	—	—	—	—	—		(1,350)
Income (loss) from discontinued operations	(63)	—	—	—	—	—		(63)

Income (loss) from discontinued operations	(788)	—	—	—	—	—		(788)

Net income (loss)	17,365	513	232	228	404	372		19,114
Preferred stock dividends	(5,660)	—	—	—	—	—		(5,660)

Net income (loss) applicable to common shareholders	$11,705	$513	$232	$228	$404	$372		$13,454

Net income (loss) per share data:
Basic and diluted income (loss) per share:
Continuing operations	$0.23							$0.26
Discontinued operations	(0.01)							(0.01)

Net income (loss) per common share	$0.22							$0.25

Weighted average number of common shares outstanding, basic and diluted	53,360					613		53,973

Equity Inns, Inc.
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2004
(In Thousands, Except Per Share Data)
(Unaudited)

		Pro Forma	Pro Forma	Pro Forma	Pro Forma
	Historical	McKibbon 3	Maximum 2	McKibbon 5	Other	Pro Forma		Pro Forma
	Equity Inns, Inc.	Hotels (1)	Hotels (2)	Hotels (3)	Hotels (4)	Adjustments		Equity Inns, Inc.
Revenue:
Room revenue	$244,215	$7,132	$6,009	$10,382	$26,198	$—		$293,936
Other hotel revenue	12,265	241	220	383	1,552	—		14,661
Other revenue	429	—	—	—	—	—		429

Total revenues	256,909	7,373	6,229	10,765	27,750	—		309,026

Operating expenses:
Direct hotel expenses	145,474	3,982	3,516	6,056	16,923	—		175,951
Other hotel expenses	9,169	158	428	231	73	—		10,059
Depreciation	40,809	1,366	985	2,016	4,476	—		49,652
Property taxes, rental expense and insurance	17,965	363	355	500	1,591	—		20,774
General and administrative expenses:
Non-cash stock-based compensation	844	—	—	—	—	—		844
Other general and administrative expenses	7,421	—	—	—	—	—		7,421

Total operating expenses	221,682	5,869	5,284	8,803	23,063	—		264,701

Operating income	35,227	1,504	945	1,962	4,687	—		44,325
Interest expense, net	29,535	1,743	1,300	2,734	5,975	(1,815	)(5)	39,472

Income (loss) from continuing operations before minority interests and income taxes	5,692	(239)	(355)	(772)	(1,288)	1,815		4,853
Minority interests income (expense)	91	—	—	—	—	(84)[6]		7

Income (loss) from continuing operations	5,783	(239)	(355)	(772)	(1,288)	1,731		4,860
Discontinued operations:
Gain (loss) on sale of hotel properties	47	—	—	—	—	—		47
Loss on impairment of hotels held for sale	(1,883)	—	—	—	—	—		(1,883)
Income (loss) from discontinued operations	136	—	—	—	—	—		136

Income (loss) from discontinued operations	(1,700)	—	—	—	—	—		(1,700)

Net income (loss)	4,083	(239)	(355)	(772)	(1,288)	1,731		3,160
Preferred stock dividends	(7,547)	—	—	—	—	—		(7,547)

Net income (loss) applicable to common shareholders	$(3,464)	$(239)	$(355)	$(772)	$(1,288)	$1,731		$(4,387)

Net income (loss) per share data:
Basic and diluted income (loss) per share:
Continuing operations	$(0.04)							$(0.06)
Discontinued operations	(0.04)							(0.03)

Net income (loss) per common share	$(0.08)							$(0.09)

Weighted average number of common shares outstanding, basic and diluted	45,800					2,699	(7)	48,499

Equity Inns, Inc.
Notes to Pro Forma Consolidated Statements of Operations
(Unaudited)

(1)	The pro forma adjustments for the McKibbon 3 Hotels acquisition are discussed herein on pages 36 through 38.

(2)	The pro forma adjustments for the Maximum 2 Hotels acquisition are discussed herein on pages 39 through 41.

(3)	The pro forma adjustments for the McKibbon 5 Hotels acquisition are discussed herein on pages 42 through 44.

(4)	The pro forma adjustments for the Other acquisitions are discussed herein on pages 45 through 47.

(5)	Reflects the estimated interest expense saved on the Company’s Line of Credit in conjunction with the issuance of 2.7 million share of common stock, for net proceeds of $28.6 million, in March 2005. The net proceeds from the common stock issuance were ultimately utilized as capital to acquire the 16 hotels discussed herein; however, net proceeds were initially utilized in paying down the Company’s Line of Credit.

(6)	The pro forma adjustment for minority interests reflects the weighted average pro forma effects to minority interests for pro forma common stock issuances and a 301,305 issuance of partnership units in conjunction with the McKibbon 3 acquisition. The pro forma minority interests’ ownership percentage is 2.91% as compared to our historical percentage of 2.58% for the nine months ended September 30, 2005, and 3.19% as compared to our historical percentage of 2.57% for the year ended December 31, 2004.

(7)	The pro forma adjustment for common shares reflects the weighted-average effect of the common shares issued as described in Note 5 above.

Equity Inns, Inc.
McKibbon 3 Hotels
Pro Forma Statement of Operations
For the Nine Months Ended September 30, 2005
(In Thousands)
(Unaudited)

	Historical			Pro Forma
	McKibbon 3	Pro Forma		McKibbon 3
	Hotels (1)	Adjustments		Hotels
Revenue:
Room revenue	$4,340	$—		$4,340
Other hotel revenue	135	—		135
Other revenue	—	—		—

Total revenues	4,475	—		4,475

Operating expenses:
Direct hotel expenses	2,285	(163	)(2)	2,122
Other hotel expenses	91	—		91
Depreciation	283	334	(3)	617
Property taxes, rental expense and insurance	171	—		171
General and administrative expenses:
Non-cash stock-based compensation	—	—		—
Other general and administrative expenses	—	—		—
Provision for doubtful accounts	—	—		—

Total operating expenses	2,830	171		3,001

Operating income	1,645	(171)		1,474
Interest expense, net	431	530	(4)	961
Gain on sale of hotels	(18,853)	18,853	(5)	—
Related party fee expense	334	(334	)(6)	—

Income (loss) from continuing operations before minority interests	19,733	(19,220)		513
Minority interests expense (income)	—	—		—

Income (loss) from continuing operations	$19,733	$(19,220)		$513

Equity Inns, Inc.
McKibbon 3 Hotels
Pro Forma Statement of Operations
For the Year Ended December 31, 2004
(In Thousands)
(Unaudited)

	Historical			Pro Forma
	McKibbon 3	Pro Forma		McKibbon 3
	Hotels (1)	Adjustments		Hotels
Revenue:
Room revenue	$7,132	$—		$7,132
Other hotel revenue	241	—		241
Other revenue	—	—		—

Total revenues	7,373	—		7,373

Operating expenses:
Direct hotel expenses	4,211	(229	)(2)	3,982
Other hotel expenses	158	—		158
Depreciation	568	798	(3)	1,366
Property taxes, rental expense and insurance	363	—		363
General and administrative expenses:
Non-cash stock-based compensation	—	—		—
Other general and administrative expenses	—	—		—
Provision for doubtful accounts	—	—		—

Total operating expenses	5,300	569		5,869

Operating income	2,073	(569)		1,504
Interest expense, net	985	758	(4)	1,743
Gain on sale of hotels	—	—		—
Related party fee expense	—	—		—

Income (loss) from continuing operations before minority interests	1,088	(1,327)		(239)
Minority interests expense (income)	—	—		—

Income (loss) from continuing operations	$1,088	$(1,327)		$(239)

Equity Inns, Inc.
McKibbon 3 Hotels
Notes to Pro Forma Combined Statements of Operations
(Unaudited)

(1)	Reflects the results of the McKibbon 3 Hotels acquisition assuming that the acquisition had been completed on January 1, 2004. For the nine months ended September 30, 2005, amounts represent historical results from January 1, 2005 until the date of acquisition by the Company. The McKibbon 3 Hotels acquisition consists of the following:

Hotel	Location	Date Acquired
Residence Inn	Sarasota, Florida	June 13, 2005
Courtyard	Sarasota, Florida	June 16, 2005
Residence Inn	Ft. Myers, Florida	June 16, 2005
Results from the date of acquisition through September 30, 2005 have previously been recorded in the Company’s historical statement of operations for the nine months ended September 30, 2005.

(2)	The pro forma adjustment for direct hotel expenses represents a reduction in management fees to approximately 4% of total hotel revenues based on the executed management contracts.

(3)	The pro forma adjustment for depreciation represents an increase in depreciation expense of buildings, building improvements and furniture and equipment based on their actual acquisition costs. The estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general. The pro forma adjustment for depreciation reflects the following actual purchase price allocations (dollars in thousands).

	Estimated
	Life	McKibbon 3
Land		$3,560
Buildings and improvements	31 years	24,946
Furniture and equipment	5 years	2,672

		$31,178

(4)	The pro forma adjustment for interest expense, net, represents an increase in the interest expense related to the acquisition cost funding as follows: (i) the Company assuming $13.0 million in secured long-term debt (recorded at a fair value rate that averaged 5.5% per annum at the dates of acquisition), and (ii) the Company borrowing approximately $17.4 million in the long-term debt related to its $125 million Line of Credit at an assumed rate of 6.35% per annum (which represents the blended interest rate on the dates on which the transactions occurred). Due to the current interest rates at the time of the transactions, the fair value interest rates were lower than the historical rates; however, the Company’s borrowings increased above historical borrowing levels. This resulted in an increase in pro forma interest expense. If the variable interest rate debt above increased or decreased by 1/8%, net income (after adjusting minority interest expenses) would increase or decrease approximately $17,000 and $22,000 for the nine months ended September 30, 2005, and the year ended December 31, 2004, respectively.

(5)	The pro forma adjustment for the gain on sale of hotels represents a reduction of the gain as such gain will not be realized by the Company.

(6)	The pro forma adjustment for the related party fee represents an elimination of brokerage fees paid by the McKibbon 3 Hotels to an affiliate in connection with the sale of the McKibbon 3 Hotels to the Company. Such fees were directly related to the sale of the McKibbon 3 Hotels to the Company and will not impact the ongoing operations of the Company.

Equity Inns, Inc.
Maximum 2 Hotels
Pro Forma Statement of Operations
For the Nine Months Ended September 30, 2005
(In Thousands)
(Unaudited)

	Historical			Pro Forma
	Maximum 2	Pro Forma		Maximum 2
	Hotels (1)	Adjustments		Hotels
Revenue:
Room revenue	$3,286	$—		$3,286
Other hotel revenue	108	—		108
Other revenue	—	—		—

Total revenues	3,394	—		3,394

Operating expenses:
Direct hotel expenses	1,668	—		1,668
Other hotel expenses	218	—		218
Depreciation	256	189	(2)	445
Property taxes, rental expense and insurance	157	—		157
General and administrative expenses:
Non-cash stock-based compensation	—	—		—
Other general and administrative expenses	—	—		—
Provision for doubtful accounts	—	—		—

Total operating expenses	2,299	189		2,488

Operating income	1,095	(189)		906
Interest expense, net	406	268	(3)	674
Gain on sale of hotels	(6,617)	6,617	(4)	—
Related party fee expense	—	—		—

Income (loss) from continuing operations before minority interests	7,306	(7,074)		232
Minority interests expense (income)	—	—		—

Income (loss) from continuing operations	$7,306	$(7,074)		$232

Equity Inns, Inc.
Maximum 2 Hotels
Pro Forma Statement of Operations
For the Year Ended December 31, 2004
(In Thousands)
(Unaudited)

	Historical		Pro Forma
	Maximum	Pro Forma	Maximum
	Hotels (1)	Adjustments	Hotels
Revenue:
Room revenue	$6,009	$—	$6,009
Other hotel revenue	220	—	220
Other revenue	—	—	—

Total revenues	6,229	—	6,229

Operating expenses:
Direct hotel expenses	3,516	—	3,516
Other hotel expenses	428	—	428
Depreciation	556	429 (2)	985
Property taxes, rental expense and insurance	355	—	355
General and administrative expenses:
Non-cash stock-based compensation	—	—	—
Other general and administrative expenses	—	—	—
Provision for doubtful accounts	—	—	—

Total operating expenses	4,855	429	5,284

Operating income	1,374	(429)	945
Interest expense, net	933	367 (3)	1,300
Gain on sale of hotels	—	—	—
Related party fee expense	—	—	—

Income (loss) from continuing operations before minority interests	441	(796)	(355)
Minority interests expense (income)	—	—	—

Income (loss) from continuing operations	$441	$(796)	$(355)

Equity Inns, Inc.
Maximum 2 Hotels
Notes to Pro Forma Combined Statements of Operations
(Unaudited)

(1)	Reflects the results of the Maximum 2 Hotels acquisition assuming that the acquisition had been completed on January 1, 2004. For the nine months ended September 30, 2005, amounts represent historical results from January 1, 2005 until the date of acquisition by the Company. The Maximum 2 Hotels acquisition consists of the following:

Hotel	Location	Date Acquired
Hampton Inn	Orlando, Florida	June 1, 2005
Hampton Inn & Suites	Franklin, Tennessee	July 1, 2005
Results from the date of acquisition through September 30, 2005 have previously been recorded in the Company’s historical statement of operations for the nine months ended September 30, 2005.

(2)	The pro forma adjustment for depreciation represents an increase in depreciation expense of buildings, building improvements and furniture and equipment based on their actual acquisition costs. The estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general. The pro forma adjustment for depreciation reflects the following actual purchase price allocations (dollars in thousands).

	Estimated
	Life	Maximum 2
Land		$4,350
Buildings and improvements	31 years	14,657
Furniture and equipment	5 years	2,603

		$21,610

(3)	The pro forma adjustment for interest expense, net, represents an increase in the interest expense related to the acquisition cost funding as follows: (i) the Company assuming $5.6 million in secured long-term debt (recorded at a fair value rate that averaged 5.5% per annum at the dates of acquisition), and (ii) the Company borrowing approximately $15.7 million in the long-term debt related to its $125.0 million Line of Credit at an assumed rate of 6.35% per annum (which represents the blended interest rate on the dates on which the transactions occurred). Due to the current interest rates at the time of the transactions, the fair value interest rates were lower than the historical rates; however, the Company’s borrowings increased above historical borrowing levels. This resulted in an increase in pro forma interest expense. If the variable interest rate debt above increased or decreased by 1/8%, net income (after adjusting minority interest expenses) would increase or decrease approximately $15,000 and $20,000 for the nine months ended September 30, 2005, and the year ended December 31, 2004, respectively.

(4)	The pro forma adjustment for the gain on sale of hotels represents a reduction of the gain as such gain will not be realized by the Company.

Equity Inns, Inc.
McKibbon 5 Hotels
Pro Forma Statement of Operations
For the Nine Months Ended September 30, 2005
(In Thousands)
(Unaudited)

	Historical			Pro Forma
	McKibbon 5	Pro Forma		McKibbon 5
	Hotels (1)	Adjustments		Hotels
Revenue:
Room revenue	$8,973	$—		$8,973
Other hotel revenue	291	—		291
Other revenue	—	—		—

Total revenues	9,264	—		9,264

Operating expenses:
Direct hotel expenses	5,210	(281	)(2)	4,929
Other hotel expenses	185	—		185
Depreciation	864	644	(3)	1,508
Property taxes, rental expense and insurance	389	—		389
General and administrative expenses:
Non-cash stock-based compensation	—	—		—
Other general and administrative expenses	—	—		—
Provision for doubtful accounts	—	—		—

Total operating expenses	6,648	363		7,011

Operating income	2,616	(363)		2,253
Interest expense, net	1,270	755	(4)	2,025
Gain on sale of hotels	—	—		—
Related party fee expense	—	—		—

Income (loss) from continuing operations before minority interests	1,346	(1,118)		228
Minority interests expense (income)	—	—		—

Income (loss) from continuing operations	$1,346	$(1,118)		$228

Equity Inns, Inc.
McKibbon 5 Hotels
Pro Forma Statement of Operations
For the Year Ended December 31, 2004
(In Thousands)
(Unaudited)

	Historical			Pro Forma
	McKibbon 5	Pro Forma		McKibbon 5
	Hotels (1)	Adjustments		Hotels
Revenue:
Room revenue	$10,382	$—		$10,382
Other hotel revenue	383	—		383
Other revenue	—	—		—

Total revenues	10,765	—		10,765

Operating expenses:
Direct hotel expenses	6,357	(301	)(2)	6,056
Other hotel expenses	231	—		231
Depreciation	1,288	728	(3)	2,016
Property taxes, rental expense and insurance	500	—		500
General and administrative expenses:
Non-cash stock-based compensation	—	—		—
Other general and administrative expenses	—	—		—
Provision for doubtful accounts	—	—		—

Total operating expenses	8,376	427		8,803

Operating income	2,389	(427)		1,962
Interest expense, net	1,590	1,144	(4)	2,734
Gain on sale of hotels	—	—		—
Related party fee expense	—	—		—

Income (loss) from continuing operations before minority interests	799	(1,571)		(772)
Minority interests expense (income)	—	—		—

Income (loss) from continuing operations	$799	$(1,571)		$(772)

Equity Inns, Inc.
McKibbon 5 Hotels
Notes to Pro Forma Combined Statements of Operations
(Unaudited)

(1)	Reflects the results of the McKibbon 5 Hotels acquisition assuming that the acquisition has been completed on January 1, 2004. The McKibbon 5 Hotels acquisition consists of the following:

Hotel	Location
Residence Inn	Tampa, Florida
Residence Inn	Mobile, Alabama
Courtyard	Orlando, Florida
TownePlace Suites	Savannah, Georgia
SpringHill Suites	Sarasota, Florida
(2)	The pro forma adjustment for direct hotel expenses represents a reduction in management fees to approximately 4% of total hotel revenue based on the anticipated management contracts.

(3)	The pro forma adjustment for depreciation represents an increase in depreciation expense of buildings, building improvements and furniture and equipment based on their expected acquisition costs. The estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general. The pro forma adjustment for depreciation reflects the following anticipated purchase price allocations (dollars in thousands):

	Estimated
	Life	McKibbon 5
Land		$6,330
Buildings and improvements	31 years	34,719
Furniture and equipment	5 years	4,478

		$45,527

(4)	The pro forma adjustment for interest expense, net, represents an increase in interest expense related to the expected acquisition cost funding as follows: (i) the Company assuming $16.2 million in secured long-term debt and (ii) the Company borrowing approximately $29.3 million in the long-term debt related to its $125.0 million Line of Credit at an assumed rate of 6.35% per annum. Due to the current interest rates, the fair value interest rates are lower than the historical rates; however, the Company’s borrowings related to the acquisition will increase above historical borrowing levels. This results in an increase in pro forma interest expense.

Equity Inns, Inc.
Other Hotel Acquisitions
Pro Forma Statement of Operations
For the Nine Months Ended September 30, 2005
(In Thousands)
(Unaudited)

	Historical			Pro Forma
	Other	Pro Forma		Other
	Acquisitions (1)	Adjustments		Acquisitions
Revenue:
Room revenue	$16,479	$—		$16,479
Other hotel revenue	854	—		854
Other revenue	—	—		—

Total revenues	17,333	—		17,333

Operating expenses:
Direct hotel expenses	10,199	39	(2)	10,238
Other hotel expenses	5	—		5
Depreciation	1,514	892	(3)	2,406
Property taxes, rental expense and insurance	931	—		931
General and administrative expenses:
Non-cash stock-based compensation	—	—		—
Other general and administrative expenses	—	—		—
Provision for doubtful accounts	—	—		—

Total operating expenses	12,649	931		13,580

Operating income	4,684	(931)		3,753
Interest expense, net	1,860	1,489	(4)	3,349
Gain on sale of hotels	(13,097)	13,097	(5)	—
Related party fee expense	—	—		—

Income (loss) from continuing operations before minority interests	15,921	(15,517)		404
Minority interests expense (income)	—	—		—

Income (loss) from continuing operations	$15,921	$(15,517)		$404

Equity Inns, Inc.
Other Hotel Acquisitions
Pro Forma Statement of Operations
For the Year Ended December 31, 2004
(In Thousands)
(Unaudited)

	Historical			Pro Forma
	Other	Pro Forma		Other
	Acquisitions (1)	Adjustments		Acquisitions
Revenue:
Room revenue	$26,198	$—		$26,198
Other hotel revenue	1,552	—		1,552
Other revenue	—	—		—

Total revenues	27,750	—		27,750

Operating expenses:
Direct hotel expenses	16,731	192	(2)	16,923
Other hotel expenses	73	—		73
Depreciation	3,552	924	(3)	4,476
Property taxes, rental expense and insurance	1,591	—		1,591
General and administrative expenses:
Non-cash stock-based compensation	—	—		—
Other general and administrative expenses	—	—		—
Provision for doubtful accounts	—	—		—

Total operating expenses	21,947	1,116		23,063

Operating income	5,803	(1,116)		4,687
Interest expense, net	3,963	2,012	(4)	5,975
Gain on sale of hotels	(4)	4	(5)	—
Related party fee expense	—	—		—

Income (loss) from continuing operations before minority interests	1,844	(3,132)		(1,288)
Minority interests expense (income)	—	—		—

Income (loss) from continuing operations	$1,844	$(3,132)		$(1,288)

Equity Inns, Inc.
Other Hotel Acquisitions
Notes to Pro Forma Combined Statements of Operations
(Unaudited)

(1)	Reflects the results of the Other Hotel acquisitions assuming that the acquisitions had been completed on January 1, 2004. For the nine months ended September 30, 2005, amounts represent historical results from January 1, 2005 until the date of acquisition by the Company. The Other Hotel acquisitions consists of the following:

Hotel	Location	Date Acquired
Hilton Garden Inn	Ft. Myers, Florida	March 1, 2005
Residence Inn	Jacksonville, Florida	March 9, 2005
Courtyard	Bowling Green, Kentucky	April 29, 2005
Courtyard	Jacksonville, Florida	May 2, 2005
Hampton Inn	Urbana, Illinois	September 2, 2005
Hampton Inn	East Lansing, Michigan	September 2, 2005
Hampton Inn	Grand Rapids, Michigan	September 2, 2005
SpringHill Suites	Grand Rapids, Michigan	September 2, 2005
Hampton Inn	Peabody, Massachusetts	September 30, 2005
Homewood Suites	Peabody, Massachusetts	September 30, 2005
Courtyard	Carlsbad, California	October 31, 2005
Results from the date of acquisition through September 30, 2005 have previously been recorded in the Company’s historical statement of operations for the nine months ended September 30, 2005.

(2)	The pro forma adjustment for direct hotel expenses represents a reduction in management fees to approximately 4% of total hotel revenues based on the executed management contracts.

(3)	The pro forma adjustment for depreciation represents an increase in depreciation expense of buildings, building improvements and furniture and equipment based on their actual acquisition costs. The estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general. The pro forma adjustment for depreciation reflects the following actual purchase price allocations (dollars in thousands).

	Estimated	Other Hotel
	Life	Acquisitions
Land		$13,375
Buildings and improvements	31 years	74,481
Furniture and equipment	5 years	10,256

		$98,112

(4)	The pro forma adjustment for interest expense, net, represents an increase in the interest expense related to the acquisition cost funding as follows: (i) the Company assuming $23.0 million in secured long-term debt (recorded at a fair value rate that averaged 5.5% per annum at the dates of acquisition), and (ii) the Company borrowing approximately $74.2 million in the long-term debt related to its $125 million Line of Credit at an assumed rate of 6.35% per annum (which represents the blended interest rate on the dates on which the transactions occurred). Due to the current interest rates at the time of the transactions, the fair value interest rates were lower than the historical rates; however, the Company’s borrowings increased above historical borrowing levels. This resulted in an increase in pro forma interest expense. If the variable interest rate debt above increased or decreased by 1/8%, net income (after adjusting minority interest expenses) would increase or decrease approximately $70,000 and $93,000 for the nine months ended September 30, 2005, and the year ended December 31, 2004, respectively.

(5)	The pro forma adjustment for the gain on sale of hotels represents a reduction of the gain as such gain will not be realized by the Company.

EQUITY INNS, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the completed and pending acquisitions described in Item 2.01 had occurred on September 30, 2005. The pro forma consolidated balance sheet of the Company should be read in conjunction with the financial statements and notes thereto contained herein or in the Company’s Form 10-Q for the quarterly period ended September 30, 2005. In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made.
The following unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed on September 30, 2005, nor does it purport to represent the future financial position of the Company.

Equity Inns, Inc.
Pro Forma Consolidated Balance Sheet
September 30, 2005
(In Thousands, Except Per Share Data)
(Unaudited)

	Historical	McKibbon 5	Other	Pro Forma
	Equity Inns, Inc.	Hotels (1)	Hotels (1)	Equity Inns, Inc.
ASSETS
Investment in hotel properties, net	$964,542	$45,527	$22,032	$1,032,101
Assets held for sale	—	—	—	—
Cash and cash equivalents	8,674	—	—	8,674
Accounts receivable, net	9,422	—	—	9,422
Interest rate swaps	748	—	—	748
Notes receivable, net	1,700	—	—	1,700
Deferred expenses, net	11,312	—	—	11,312
Deposits and other assets, net	18,256	—	—	18,256

Total assets	$1,014,654	$45,527	$22,032	$1,082,213

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$531,575	$45,527	$22,032	$599,134
Accounts payable and accrued expenses	40,161	—	—	40,161
Distributions payable	10,673	—	—	10,673
Minority interests in Partnership	8,714	—	—	8,714

Total liabilities	591,123	45,527	22,032	658,682

Commitments and Contingencies

Shareholders’ equity:
Preferred Stock (Series B), 8.75%, $.01 par value, 10,000,000 shares authorized, 3,450,000 shares issued and outstanding	83,524	—	—	83,524
Common Stock, $.01 par value, 100,000,000 shares authorized, 54,746,329 shares issued and outstanding	547	—	—	547
Additional paid-in capital	572,488	—	—	572,488
Treasury stock, at cost, 747,600 shares	(5,173)	—	—	(5,173)
Unearned directors’ and officers’ Compensation	(2,474)	—	—	(2,474)
Distributions in excess of net earnings	(226,129)	—	—	(226,129)
Accumulated other comprehensive income:
Unrealized income (loss) on interest rate swaps	748	—	—	748

Total shareholders’ equity	423,531	—	—	423,531

Total liabilities and shareholders’ Equity	$1,014,654	$45,527	$22,032	$1,082,213

Equity Inns, Inc.
Notes to Pro Forma Consolidated Balance Sheets
(Unaudited)

(1)	The pro forma adjustments related to the McKibbon 5 Hotels acquisition and the Other Hotel acquisitions are as follows (dollars in thousands):

	McKibbon 5	Other Hotel
	Hotels	Acquisitions
Land	$6,330	$3,000
Buildings and improvements	34,719	17,792
Furniture and equipment	4,478	1,240
Less accumulated depreciation	—	—

Investment in hotel properties, net	45,527	22,032

Total assets	$45,527	$22,032

Long-term debt
Senior – Assumed	16,151	15,763
Line of Credit	29,376	6,269
Minority interests in Partnership	—	—
Shareholders’ equity	—	—

Total liabilities and shareholders’ equity	$45,527	$22,032

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY INNS, INC.

February 6, 2006	/s/ J. Mitchell Collins

J. Mitchell Collins
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

INDEX TO FINANCIAL STATEMENTS

Page
Number
McKibbon 3 Hotels
Report of Independent Auditors	5
Combined Balance Sheets as of December 31, 2004 and 2003 (audited)	6
Combined Statements of Income for the period from January 1, 2005 through the dates of disposition (unaudited) and for the Nine Months ended September 30, 2004 (unaudited) and the Years Ended December 31, 2004 and 2003 (audited)	7
Combined Statements of Partners’ Deficit for the period from January 1, 2005 through the dates of disposition (unaudited) and the Years Ended December 31, 2004 and 2003 (audited)	8
Combined Statements of Cash Flows for the period from January 1, 2005 through the dates of disposition (unaudited) and the Nine Months Ended September 30, 2004 (unaudited) and the Years Ended December 31, 2004 and 2003 (audited)	9
Notes to Combined Financial Statements	10
Maximum Hotels
Report of Independent Auditors	14
Combined Balance Sheets as of December 31, 2004 and 2003 (audited)	15
Combined Statements of Income for the period from January 1, 2005 through the dates of disposition (unaudited) and for the Nine Months ended September 30, 2004 (unaudited) and the Years Ended December 31, 2004 and 2003 (audited)	16
Combined Statements of Partners’ Deficit for the period from January 1, 2005 through the dates of disposition (unaudited) and the Years Ended December 31, 2004 and 2003 (audited)	17
Combined Statements of Cash Flows for the period from January 1, 2005 through the dates of disposition (unaudited) and the Nine Months Ended September 30, 2004 (unaudited) and the Years Ended December 31, 2004 and 2003 (audited)	18
Notes to Combined Financial Statements	19
McKibbon 5 Hotels
Report of Independent Auditors	23
Combined Balance Sheets as of September 30, 2005 (unaudited) and December 31, 2004 and 2003 (audited)	24
Combined Statements of Income for the Nine Months Ended September 30, 2005 and 2004 (unaudited) and the Years Ended December 31, 2004 and 2003 (audited)	25
Combined Statements of Partners’ Deficit for the Nine Months Ended September 30, 2005 (unaudited) and the Years Ended December 31, 2004 and 2003 (audited)	26
Combined Statements of Cash Flows for the Nine Months Ended September 30, 2005 and 2004 (unaudited) and the Years Ended December 31, 2004 and 2003 (audited)	27
Notes to Combined Financial Statements	28
Pro Forma Financial Information
Equity Inns, Inc. Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2005	33
Equity Inns, Inc. Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2004	34
Notes to Equity Inns, Inc. Pro Forma Consolidated Statements of Operations	35
Equity Inns, Inc. McKibbon 3 Hotels Pro Forma Statement of Operations for the Nine Months Ended September 30, 2005	36
Equity Inns, Inc. McKibbon 3 Hotels Pro Forma Statement of Operations for the Year Ended December 31, 2004	37
Equity Inns, Inc. McKibbon 3 Hotels Notes to Pro Forma Combined Statements of Operations	38
Equity Inns, Inc. Maximum 2 Hotels Pro Forma Statement of Operations for the Nine Months Ended September 30, 2005	39
Equity Inns, Inc. Maximum 2 Hotels Pro Forma Statements of Operations for the Year Ended December 31, 2004	40
Equity Inns, Inc. Maximum 2 Hotels Notes to Pro Forma Statements of Operations	41
Equity Inns, Inc. McKibbon 5 Hotels Pro Forma Statement of Operations for the Nine Months Ended September 30, 2005	42
Equity Inns McKibbon 5 Hotels Pro Forma Statement of Operations for the Year Ended December 31, 2004	43
Equity Inns, McKibbon 5 Hotels Notes to Pro Forma Combined Statement of Operations	44
Equity Inns, Inc. Other Hotel Acquisitions Pro Forma Statement of Operations for the Nine Months Ended September 30, 2005	45
Equity Inns Other Hotel Acquisitions Pro Forma Statement of Operations for the Year Ended December 31, 2004	46
Equity Inns, Other Hotel Acquisitions Notes to Pro Forma Combined Statement of Operations	47
Equity Inns, Inc. Pro Forma Consolidated Balance Sheet as of September 30, 2005	48
Notes to Equity Inns, Inc. Pro Forma Consolidated Balance Sheets	50

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Independent Accountants